CHANGE OF CONTROL AGREEMENT


          THIS AGREEMENT dated and entered into effective as of the ____ day of _______________, 19___, by and between Broad
National Bank, a national banking association (together with any successor, the "Bank"), Broad National Bancorporation, a New Jersey corporation (together with any successors, the "Corporation") and ___________________________, residing at
_____________________, ______________________ (the "Executive").

                           WITNESSETH:

          WHEREAS should the Bank or Corporation receive a proposal from, or engage in discussions with, a third person, whether solicited by the Bank or unsolicited, concerning a possible business combination with or the acquisition of a substantial portion of voting securities of either party, the Boards of Directors of the Bank and the Corporation (collectively, the "Board") have deemed it imperative that it and the Bank be able to rely on the Executive to continue to serve in his position, and that the Board and the Bank be able to receive and rely upon the Executive's advice, if they request it, as to the best interests of the Bank and its shareholders, without concern that the Executive might be distracted by the personal uncertainties and risks that such a proposal or discussions might otherwise create; and

          WHEREAS, the Bank desires to enhance executive morale and its ability to retain existing management; and

          WHEREAS, the Bank desires to reward the Executive for valuable, dedicated service to the Bank should such service be terminated under circumstances hereinafter described; and

          WHEREAS, the Board therefore considers it in the best interests of the Bank and its shareholders for the Bank to enter into Change of Control Agreements, in form similar to this Agreement, with certain key executive officers of the Bank; and

          WHEREAS, the Executive is presently a key executive with whom the Bank has been authorized by the Board to enter into this Agreement;

          NOW, THEREFORE, to assure the Bank of the Executive's continued dedication and the availability of the Executive's advice and counsel in the event of any such proposal, to induce the Executive to remain in the employ of the Bank, and to reward the Executive for valuable, dedicated service to the Bank should such service be terminated under circumstances hereinafter described, and for other good and valuable consideration, the receipt and adequacy whereof each party acknowledges, the Bank and the Executive agree as follows:

1.   OPERATION, EFFECTIVE DATE, AND TERM OF AGREEMENT

          (a) This Agreement shall commence on the date hereof and continue in effect through December 31, 1998: provided, however, that commencing on January 1, 1998 and each succeeding January 1 thereafter, the term of this Agreement shall be extended automatically for one additional year unless not later than September 30, of the preceding year the Bank shall have given notice that it does not wish to extend this Agreement.

          (b) This Agreement is effective and binding on both parties as of the date hereof. Notwithstanding its present effectiveness, the provisions of paragraphs 3 and 4 of this Agreement shall become operative only when, as and if there has been a "Change in Control of the Bank." For purposes of this Agreement, a "Change in Control of the Bank" shall be deemed to have occurred if (X) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than (i) Donald M. Karp or any spouse, former spouse or lineal descendant of Donald M. Karp ("Karp Family Member"), (ii) a trustee or other fiduciary holding securities in trust for a Karp Family Member or under an employee benefit plan of the Bank or (iii) a person engaging in a transaction of the type described in clause (Z) of this subsection but which does not constitute a change in control under such clause, is or become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Corporation representing 25% or more of the combined voting power of the Bank's or Corporation's then outstanding securities; or (Y) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Bank to effect a transaction described in clauses (X) or (Z) of this Subsection) whose election by the Board or nomination for election by the Bank or Corporation shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved ("Continuing Members"), cease for any reason to constitute a majority thereof; or (Z) the shareholders of the Bank or Corporation approve or, if no shareholder approval is required or obtained, the Bank or the Corporation or a subsidiary of either of them completes a merger, consolidation or similar transaction of the Bank or Corporation or such a subsidiary with or into any other corporation, or a binding share exchange involving the Bank's or Corporation's securities, other than any such transaction which would result in the voting securities of the Bank or Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 66 2/3% of the combined voting power of the voting securities of the Bank, the Corporation or such surviving entity outstanding immediately after such transaction, or the shareholders of the Bank or Corporation approve a plan of complete liquidation of the Bank or Corporation or an agreement for the sale or disposition by the Bank or Corporation of all or substantially all the Bank's or Corporation's assets.

2.   EMPLOYMENT OF EXECUTIVE

          Nothing herein shall affect any right which the Executive or the Bank may otherwise have to terminate the Executive's employment by the Bank at any time in any lawful manner, subject always to the Bank's providing to the Executive the payments and benefits specified in paragraphs 3 and 4 of this Agreement to the extent hereinbelow provided.

          In the event any person commences a tender or exchange offer, circulates a proxy statement to the Bank's or Corporation's shareholders or takes other steps designed to effect a Change in Control of the Bank as defined in paragraph 1 of this Agreement, the Executive agrees that he will not voluntarily leave the employ of the Bank, and will continue to perform his regular duties and to render the services specified in the recitals of this Agreement, until such person has abandoned or terminated his efforts to effect a Change in Control of the Bank or until a Change in Control of the Bank has occurred. Should the Executive voluntarily terminate his employment before any such effort to effect a Change in Control of the Bank has commenced, or after any such effort has been abandoned or terminated without effecting a Change in Control of the Bank and no such effort is then in process, this Agreement shall lapse and be of no further force or effect.

3.   TERMINATION FOLLOWING CHANGE IN CONTROL

          (a) If any of the events described in paragraph 1 hereof constituting a Change in Control of the Bank shall have occurred, the Executive shall be entitled to the benefits provided in paragraph 4 hereof upon the subsequent termination of his employment within the applicable period set forth in paragraph 4 hereof following such Change in Control of the Bank unless such termination is (i) due to the Executive's death or Retirement; or (ii) by the Bank by reason of the Executive's Disability or for Cause; or (iii) by the Executive other than for Good Reason.

          (b) If following a Change in Control of the Bank, the Executive's employment is terminated by reason of his death or Disability, the Executive shall be entitled to death or long-term disability benefits, as the case may be, from the Bank no less favorable than those benefits to which he would have been entitled had the death or termination for Disability occurred during the six-month period prior to the Change in Control of the Bank. If prior to any such termination for Disability, the Executive fails to perform his duties as a result of incapacity due to physical or mental illness, he shall continue to receive his Base Salary less any benefits as may be available to him under the Bank's disability plans until his employment is terminated for Disability.

          (c) If the Executive's employment shall be terminated by the Bank for Cause or by the Executive other than for Good Reason, the Bank shall pay to the Executive his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and the Bank shall have no further obligations to the Executive under this Agreement.

          (d)  For purposes of this Agreement:

               (i)  "Disability" shall mean the Executive's
absence, due to physical or mental illness or injury, from his or her duties with the Bank on a full time basis or his or her inability to substantially perform the services required for his or her employment for a period of six (6) consecutive months, or shorter periods aggregating one hundred eighty (180) days within any consecutive twelve (12) month period, and continued inability to perform or failure to perform duties on a full-time basis after thirty (30) days written notice of a proposed determination of disability has been given by the Bank to the Executive.

               (ii) "Retirement" shall mean that the Executive shall have reached age 65 and shall voluntarily retire under the Bank's retirement plans applicable to such Executive or any earlier actual voluntary retirement by the Executive from his employment with the Bank.

               (iii)     "Cause" shall mean:

                    (A)  the conviction of the Executive of a
felony, or the willful commission by the Executive of a criminal or other act that the judgment of the Board causes or will probably cause substantial economic damage to the Bank or substantial injury to the business reputation of the Bank;

                    (B)  the commission by the Executive of an
act of fraud in the performance of such Executive's duties on behalf of the Bank;

                    (C)  the continuing willful failure of the
Executive to perform the duties of such Executive to the Bank (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Executive by the compensation committee of the Board; or

                    (D)  the order of a federal or state bank
regulatory agency or a court of competent jurisdiction requiring the termination of the Executive's employment.

          For purposes of this subparagraph (d)(iii), no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Bank.

               (iv) "Good Reason" shall mean:

                    (A)  The assignment by the Bank to the
Executive of duties without the Executive's express written consent, which (i) are materially different or require travel significantly more time-consuming or extensive than the Executive's duties or business travel obligations immediately prior to the Change in Control of the Bank, or (ii) result, in either a significant reduction in the Executive's authority and responsibility as a senior corporate executive of the Bank when compared to the highest level of authority and responsibility assigned to the Executive at any time during the six (6) month period prior to the Change in Control of the Bank, or, (iii) without the Executive's express written consent, the removal of the Executive from, or any failure to reappoint or reelect the Executive to, the highest title held since the date six (6) months before the Change in Control of the Bank, except in connection with a termination of the Executive's employment by the Bank for Cause, or by reason of the Executive's death, Disability or Retirement;

                    (B)  A reduction by the Bank of the
Executive's Base Salary, or the failure to grant increases in the Executive's Base Salary on a basis at least substantially comparable to those granted to other executives of the Bank of comparable title, salary and performance ratings made in good faith;

                    (C)  The relocation of the Bank's principal
executive offices to a location outside the State of New Jersey, or the Bank's requiring the Executive to be based anywhere other than the Bank's principal executive offices except for required travel on the Bank's business to an extent substantially consistent with the Executive's business travel obligations immediately prior to the Change in Control of the Bank, or in the event of any relocation of the Executive with the Executive's express written consent, the failure by the Bank to pay (or reimburse the Executive for) all reasonable moving expenses by the Executive relating to a change of principal residence in connection with such relocation and to indemnify the Executive against any loss realized in the sale of the Executive's principal residence in connection with any such change of residence, all to the effect that the Executive shall incur no loss upon such sale on an after tax basis;

                    (D)  The failure by the Bank to continue to
provide the Executive with substantially the same welfare benefits (which for purposes of this Agreement shall mean benefits under all welfare plans as that term is defined in
Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended), and perquisites, including participation on a comparable basis in the Bank's retirement plans, stock options plan and other plans in which executives of the Bank of comparable title and salary participate and as were provided to the Executive immediately prior to such Change in Control of the Bank, or with a package of welfare benefits and perquisites, that, though one or more of such benefits or perquisites may vary from those, including participation on a comparable basis in the Bank's retirement plan and stock option plan is substantially comparable in all material respects to such welfare benefits and perquisites, including participation on a comparable basis in the Bank's retirement plan and stock option plan taken as a whole; or

                    (E)  The failure of the Bank to obtain the
express written assumption of and agreement to perform this Agreement by any successor as contemplated in subparagraph 5(d) hereof.

               (v)  "Dispute" shall mean (i) in the case of
termination of employment of an Executive with the Bank or a Subsidiary by the Bank for Disability or Cause, that the Executive challenges the existence of Disability or Cause and
(ii) in the case of termination of employment of an Executive with the Bank by the Executive for Good Reason, that the Bank challenges the existence of Good Reason.

               (vi) "Base Salary" shall mean the amount determined by multiplying the Executive's highest semi-monthly or other periodic rate of base pay paid to the Executive during the twelve-month period immediately prior to the giving of the Notice of Termination by the number of pay periods per year. The following items are not part of base pay, as used herein: reimbursed expenses, any amount paid on account of overtime or holiday work, payment on account of insurance premiums or other contributions made to other welfare or benefit plans, any year-end or other bonuses, commissions and gifts.

               (vii) "Incentive Compensation" shall mean the cash equal to the amount of the cash award that would have been paid to the Executive under cash bonus plans of the Bank for the year which includes the Date of Termination, such amount to be determined in good faith by taking into account the amounts paid to the other executives with comparable titles, salaries and performance ratings.

          (e) Any purported termination of employment by the Bank by reason of the Executive's Disability or for Cause, or by the Executive for Good Reason shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice given by the Executive or the Bank, as the case may be, which shall indicate the specific basis for termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for determination of any payments under this Agreement. An Executive shall not be entitled to give a Notice of Termination that the Executive is terminating his employment with the Bank for Good Reason more than six (6) months following the occurrence of the event alleged to constitute Good Reason.

          (f) For purposes of this Agreement, "Date of Termination" shall mean the date specified in the Notice of Termination, which shall not be more than ninety (90) days after such Notice of Termination is given, as such date may be modified pursuant to the following two sentences. If within thirty (30) days after any Notice of Termination is given, the party who receives such Notice of Termination notifies the other party that a Dispute (as heretofore defined) exists, the Date of Termination shall be the date on which the Dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction
(the time for appeal therefrom having expired and no appeal having been perfected); provided that the Date of Termination shall be extended by a notice of Dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such Dispute with reasonable diligence and provided further that pending the resolution of any such Dispute, the Bank shall continue to pay the Executive the same Base Salary and to provide the Executive with the same or substantially comparable welfare benefits and perquisites, including participation in the Bank's retirement plan, to the extent then so available at the date of such determination, and stock option plan that the Executive was paid and provided immediately prior to the Change in Control of the Bank. Should a Dispute ultimately be determined in favor of the Bank then all sums paid by the Bank to the Executive from the date of termination specified in the Notice of Termination until final resolution of the Dispute pursuant to this paragraph shall be repaid promptly by the Executive to the Bank, with interest at 70% of the prime rate charged from time to time by the Bank, all stock options granted to the Executive during such period shall be cancelled or returned to the Bank, and no service as an employee shall be credited to the Executive for such period for pension purposes.
The Executive shall not be obligated to pay back the welfare benefits and perquisites for such period unless the final judgment, order or decree of a court or other body resolving the Dispute determines that the Executive acted in bad faith in giving a notice of Dispute. Should a Dispute ultimately be determined in favor of the Executive, then the Executive shall be entitled to retain all sums paid to the Executive under this subparagraph (f) pending resolution of the Dispute and shall be entitled to receive, in addition, the payments and other benefits provided for in paragraph 4 hereof to the extent not previously paid hereunder.

4.   PAYMENTS UPON TERMINATION

          If within three years after a Change in Control of the Bank, the Bank shall terminate the Executive's employment other than by reason of the Executive's death, Disability, Retirement or for Cause or if the Executive shall terminate his employment for Good Reason then,

          (a) the Bank will pay to the Executive as compensation for services rendered, (subject to any applicable payroll or other taxes required to be withheld) commencing on the first day of the month following the month of termination, one-twelfth (1/12) of Base Salary of the Executive payable once monthly for a period of twelve months.

          (b) the Executive will be entitled to receive "Special Retirement Benefits" as provided herein, so that the total retirement benefits the Executive receives from the Bank will approximate the total retirement benefits the Executive would have received under all retirement plans (which shall not include severance plans) in which the Executive participates were the Executive fully vested under such retirement plans and had the Executive continued in the employ of the Bank for twelve months following the Date of Termination or until his Retirement, if earlier (provided that such additional period shall be inclusive of and shall not be in addition to any period of service credited under any severance plan of the Bank). The benefits specified in this subparagraph will include all ancillary benefits, such as early retirement and survivor rights and benefits available at retirement. The amount payable to the Executive or his beneficiaries under this subparagraph shall equal the excess of
(1) the benefits that would be paid to the Executive of his beneficiaries, under all retirement plans of the Bank in which the Executive participates if (A) the Executive were fully vested under such plans, (B) the twelve month period (or the period until his Retirement, if less) following the Date of Termination were added to his credited service under such plans, (C) such plans were not amended after the Change in Control of the Bank in a way that adversely effects the Executive, and (D) the Executive's highest average annual compensation as defined under such retirement plans was calculated as if the Executive had been employed by the Bank for a twelve month period (or the period until his Retirement, if earlier) following the Date of Termination and had the Executive's salary and bonuses included in compensation for purposes of such retirement plans during such period been equal to the Executive's Base Salary and Incentive Compensation (if included in the relevant plan formula for determining benefits); over (2) the benefits that are payable to the Executive or his beneficiaries under all retirement plans in which the Executive participates. These Special Retirement
Benefits are provided on an unfunded basis, are not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended, and shall be payable solely from the general assets of the Bank. These Special Retirement Benefits shall be payable to the times and in the manner provided in the applicable retirement plans.

          (c) In the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control of the Bank or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Bank, any person whose actions result in a Change in Control of the Bank or any person affiliated with the Bank or such person) (collectively with the payments and benefits hereunder, "Total Payments") would not be deductible (in whole or part) as a result of section 280G of the Internal Revenue Code of 1986, as amended and the regulations thereunder (the "Code") by the Bank, an affiliate or other person making such payment or providing such benefit, the payments and benefits hereunder shall be reduced until no portion of the Total Payments is not deductible, or the payments and benefits hereunder are reduced to zero. At the Bank's sole discretion, such reduction may be effected by extending the date the payment would otherwise be due by not more than one year or by decreasing the amount of the payment or benefit otherwise due and payable, provided, however, if such decrease is necessary, the payment under subsection (a) shall first be decreased, and thereafter, if necessary, the benefits under subsection (b) shall be decreased. For purposes of this limitation (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the date of payment under subsection (a) shall be taken into account,
(ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel selected by the Executive and acceptable to the Bank's independent auditors, is not likely to constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, (iii) the payments and benefits hereunder shall be reduced only to the extent necessary so that, in the opinion of the tax counsel referred to in clause (ii) (subject to the reasonable concurrence of the Bank's independent auditors), the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety are likely to constitute reasonable compensation for services actually rendered within the meaning of section 270G(b)(4) of the Code or are otherwise not likely to be subject to disallowance as deductions; and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Bank's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

          (d) In the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control of the Bank or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Bank, any person whose actions result in a Change in Control of the Bank or any person affiliated with the Bank or such person) (collectively with the payments and benefits hereunder, "Total Payments") would not be deductible (in whole or in part) as a result of Section 162(m) of the Code, or any combination of Section 162(m) and
Section 280G of the Code, by the Bank, an affiliate or other person making such payment or providing such benefit, the payments and benefits hereunder shall be reduced until no portion of the Total Payments is not deductible, or the payments and benefits hereunder are reduced to zero. At the Bank's sole discretion, such reduction may be effected by extending the date the payment would otherwise be due by not more than one year or by decreasing the amount of the payment or benefit otherwise due and payable provided, however, if such decrease is necessary, the payment under subsection (a) shall first be decreased, and thereafter, if necessary, the benefits under subsection (b) shall be decreased. For purposes of this limitation (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the date of payment under subsection (a) shall be taken into account, and (ii) the payments and benefits hereunder shall be reduced only to the extent necessary so that, in the opinion of tax counsel selected by the Executive and acceptable to the Bank's independent auditors, the Total Payments (other than those referred to in clause (i)) in their entirety are likely to constitute performance-based compensation or remuneration payable on a commission basis within the meaning of Section 162(m)(4) of the Code, do not exceed the $1,000,000 limitation of Section 162(m)(1) of the Code, or are otherwise not likely to be subject to disallowance as deductions.

5.   GENERAL

          (a) The Executive shall retain in confidence any proprietary or other confidential information known to him concerning the Bank and its business (including the Bank's subsidiaries and their businesses) so long as such information is not publicly disclosed and disclosure is not required by an order of any governmental body or court.

          (b) If litigation or other proceedings shall be brought to enforce or interpret any provision contained herein or in connection with any tax audit to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder, the Bank shall indemnify the Executive for his reasonable attorney's fees and disbursements incurred in connection therewith and pay prejudgment interest on any money judgment obtained by the Executive calculated at the Bank's prime rate of interest in effect from time to time from the date that payment should have been made under the Agreement; provided that if the Executive initiated the proceedings, the Executive shall not have been found by the court or other fact finder to have acted in bad faith in initiating such litigation or other proceeding, which finding must be final without further rights of appeal.

          (c) The Bank's obligation to pay the Executive the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Bank may have against the Executive or anyone else. All amounts payable by the Bank hereunder shall be paid without notice or demand. Except as expressly provided herein, the Bank waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. Except as provided in paragraph 3(f) herein, each and every payment made hereunder by the Bank shall be final and the Bank will not seek to recover for any reason all or any part of such payment from the Executive or any person entitled thereto. The Executive shall not be required to mitigate the amount of any payment or other benefit provided for in this Agreement by seeking other employment or otherwise.

          (d) The Bank will in good faith attempt to require any successor (whether direct or indirect, by purchase, merger, consolidated or otherwise) to all or substantially all of the business and/or assets of the Bank, by written agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place. If any such successor shall not so assume the Bank's obligations hereunder, and such successor is not bound hereby by operation of law, the Bank will continue to be liable for any payments to which the Executive may be entitled. If the Bank shall dissolve within three years following a change in control of the Bank, prior to dissolution the Bank shall set aside sufficient funds to pay any such liability or potential liability which was not paid prior to dissolution.

          As used in this Agreement "Bank" shall mean the Bank as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (e) This Agreement shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to the Executive hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there be no such designee, to the Executive's estate. The obligations of the Executive hereunder shall not be assignable by the Executive.

          (f) Nothing in this Agreement shall be deemed to entitle the Executive to continued employment with the Bank and the rights of the Bank to terminate the employment of the Executive shall continue as fully as though this Agreement was not in effect.

6.   NOTICE

          For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

               _______________________
               _______________________
               _______________________

          If to the Bank:


               Broad National Bank
               905 Broad Street
               Newark, New Jersey  07102
               Attn:     Donald M. Karp
                    Chairman and Chief
                    Executive Officer

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

7.   MISCELLANEOUS

          No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No assurances or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. However, this Agreement is in addition to, and not in lieu of, any other plan providing for payments to or benefits for the Executive or any agreement now existing, or which hereafter may be entered into, between the Bank and the Executive. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey.

8.   FINANCING

          All amounts due and benefits provided under this Agreement shall constitute general obligations of the Bank in accordance with the terms of this Agreement. The Executive shall have only an unsecured right to payment thereof out of the general assets of the Bank. Notwithstanding the foregoing, the Bank may, by agreement with one or more trustees to be selected by the Bank, create a trust on such terms as the Bank shall determine to make payments to the Executive in accordance with the terms of this Agreement.


9.   VALIDITY

          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.  PROHIBITION OF PAYMENTS BY BANK REGULATORY AUTHORITIES

          Notwithstanding the foregoing, the Bank shall not be obligated to make any payment to the Executive under this Agreement, if the payment would violate Section 18(k) of the Federal Deposit Insurance Act or the regulations of the Federal Deposit Insurance Corporation (the "FDIC") thereunder; provided, however, that the Bank covenants to the Executive to take all reasonable steps to obtain the approval of the FDIC and/or other bank regulatory authorities to make payments to the Executive hereunder including obtaining the approval of the FDIC and/or other bank regulatory authorities of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

BROAD NATIONAL BANK                EXECUTIVE


BY:  __________________________    ____________________________
     __________________________


BROAD NATIONAL BANCORPORATION


BY:  ______________________________

Schedule of Executives Covered by the Foregoing Form of Change of
Control Agreement


1.   James Boyle
2.   Fred S. Campo
3.   Peter J. Kenny
4.   Fred Perry, Jr.
5.   Ellen K. Rogoff
6.   Ronald Schwarz